UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 100 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 1, 2011, Molycorp, Inc. (the “Company”) held its Annual Meeting of the Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement filed on April 18, 2011 for the Annual Meeting.
Proposal 1. The stockholders elected Russell D. Ball, Charles R. Henry and Jack E. Thompson as directors of the Company to serve until the 2014 Annual Meeting of the Stockholders. The voting results were as follows:

Name	For	Withhold	Broker Non-Votes
Russell D. Ball	64,331,027	343,971	10,499,852
Charles R. Henry	64,320,647	354,351	10,499,852
Jack E. Thompson	63,720,632	954,366	10,499,852
Proposal 2. The stockholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
62,966,371	1,397,702	310,925	10,499,852
Proposal 3. The stockholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every three years. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
20,439,798	148,141	43,639,412	447,647	10,499,852
In accordance with the voting results concerning this proposal, the Company will hold an advisory vote on named executive officer compensation every three years until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.
Proposal 4. The stockholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011. The voting results were as follows:

For	Against	Abstain
75,005,969	112,402	56,479

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ James S. Allen
	Name:	James S. Allen
	Title:	Chief Financial Officer and Treasurer

Dated: June 3, 2011